WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


              Exhibit 27.01 Financial Data Sheet
This schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.
<MULTIPLIER>                 1,000

<PERIOD-TYPE>                3-Mos
<FISCAL-YEAR-END>            Dec-31-1998
<PERIOD-START>                    Jul-01-1997
<PERIOD-END>                 Sep-30-1997
<CASH>                       290
<SECURITIES>                 0
<RECEIVABLES>                1,351
<ALLOWANCES>                 0
<INVENTORY>                  1,577
<CURRENT-ASSETS>             4,030
<PP&E>                       2,407
<DEPRECIATION>                    (60)
<TOTAL-ASSETS>                    7,799
<CURRENT-LIABILITIES>        1,986
<BONDS>                      0
<PREFERRED-MANDATORY>        0
<PREFERRED>                  0
<COMMON>                     119
<TOTAL-LIABILITY-AND-EQUITY> 7,799
<SALES>                      3,076
<TOTAL-REVENUES>             3,076
<CGS>                        1,301
<TOTAL-COSTS>                3,411
<OTHER-EXPENSES>             (11)
<LOSS-PROVISION>             0
<INTEREST-EXPENSE>           31
<INCOME-PRETAX>              (323)
<INCOME-TAX>                 (52)
<INCOME-CONTINUING>               (377)
<DISCONTINUED>                    0
<EXTRAORDINARY>              0
<CHANGES>                         0
<NET-INCOME>                 (377)
<EPS-PRIMARY>                (.03)
<EPS-DILUTED>                (.03)

